Exhibit 99.1

Biostar Pharmaceuticals, Inc. Reports Record Revenues and Earnings For 2008

Sales Up 118% to $33 Million, Net Income Increased 69% to $6.7 Million Over Prior Year

New York, New York – April 7, 2009 – Biostar Pharmaceuticals, Inc. (“Biostar” or the “Company”) (OTCBB: BSPM) today reported financial results for the 12 months ended December 31, 2008.

Highlights for Year Ended December 31, 2008:

•	Total net sales for the year were $33.9 million, up from $15.9 million for 2007.

•	Net Income for the year increased 69% to $6,690,542 as compared to $3,963,524 in 2007.

•	Completed acquisition of 8.6 acres land in Xi'an. Construction of on-site raw material processing plant to commence in Q2.

•	Launched the China Hepatitis Internet Hospital (www.zggbyy.com), a multi-purpose site providing quality care, products and support to patients afflicted with hepatitis.

Overview

The Company reported revenue of $33,910,922 for the year ended December 31, 2008 as compared to $15,887,486 for 2007.  Net Income for 2008 was $6,690,542, or $0.22 per share on a fully diluted basis, versus $3,963,524 and $0.19 per share, respectively, for 2007.

This increase in revenue and net income reflects an increase in sales of all five of Biostar’s State Food and Drug Administration (“SFDA”) approved drugs, most notably the Xin Aoxing Oleanolic Acid Capsule, the only SFDA- approved, over-the-counter (OTC) treatment for hepatitis B.  The increase in sales is also attributed to the continued implementation of the Company’s “Blue Sea” project, which markets products directly to consumers in rural China through retail pharmacies at higher retail prices. Domestic PRC customers account for 100% of Biostar’s sales.

Ronghua Wang, Chairman and Chief Executive Officer of the Company, stated, "I am quite pleased with the Company’s performance in 2008.  Our targeted marketing programs and strategic pricing increases resulted in the doubling of revenues on existing products.  We continue to strengthen our sales and marketing efforts, particularly for high-demand products such as our Oleanlic Acid Capsule.  With the only SFDA-approved OTC product, and an estimated 120 million hepatitis B patients in China, we believe this product, in conjunction with the other products and services offered through our China Hepatitis Internet Hospital represents a substantial opportunity for Biostar.”

Mr. Wang went on to say, “We were also successful in initiating a number of projects which will serve as a foundation for our continued growth in the future. Most recently we received permits to begin construction on a new raw materials processing facility.  This is a critical step in enabling us to reduce our cost of goods while improving the quality of our products going forward.  We expect to reap the benefits from this processing facility starting by the end of this year, with the future anticipated benefits being very significant.  ”

BIOSTAR PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2008	2007

Sales, net	$33,910,922	$15,887,486

Cost of sales	14,059,343	5,224,556

Gross profit	19,851,579	10,662,930

Selling, general and administrative expenses	12,089,937	5,817,167

Income from operations	7,761,642	4,845,763

Other Income (Expense)
Interest income	2,911	3,492
Interest expense	(40,615)	(60,292)
Other	6	(33)
Foreign exchange loss	-	(3,970)
Total other Income (Expense)	(37,698)	(60,803)

Income before income taxes	7,723,944	4,784,960

Provision for income taxes	1,033,402	821,436

Net income	$6,690,542	$3,963,524

Deemed dividend from beneficial conversion feature of Series A preferred stock	(1,462,240)	-

Net income applicable to common shareholders	$5,228,302	$3,963,524

Net income per common share
Basic	$0.23	$0.20
Diluted	$0.22	$0.19

Weighted average common shares outstanding
Basic	22,369,434	20,220,037
Diluted	23,257,470	20,858,278

BIOSTAR PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2008	2007

ASSETS
Current Assets
Cash and cash equivalents	$758,316	$2,286,419
Accounts receivable	11,700,841	4,123,135
Inventories	315,745	207,895
Prepaid expenses and other receivables	2,926,505	18,225
Total Current Assets	15,701,407	6,635,674

Property and equipment, net	5,930,467	6,206,994

Intangible assets, net	7,365,765	7,404,011

Total Assets	$28,997,639	$20,246,679

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$2,191,976	$537,780
Customer advances	2,592,250	2,412,846
Short-term bank loan	-	519,544
Value-added tax payable	527,103	298,032
Income tax payable	413,205	187,089
Total Current Liabilities	5,724,534	3,955,291

Commitment

Stockholders' Equity
Series A, convertible preferred stock, $0.001 par value, 5,000,000 shares authorized,
0 and 72,500 shares issued and outstanding at December 31, 2008 and 2007	-	725,000
Undesignated preferred stock, $.001 par value, 5,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $.001 par value, 100,000,000 shares authorized,
23,240,899 shares issued and outstanding at December 31, 2008 and 2007	23,241	22,152
Additional paid-in capital	10,430,168	8,244,017
Statutory reserves	1,585,383	902,113
Retained earnings	10,996,655	6,451,623
Accumulated other comprehensive income (loss)	237,658	(53,517)
Total Stockholders' Equity	23,273,105	16,291,388

Total Liabilities and Stockholders' Equity	$28,997,639	$20,246,679

ABOUT BIOSTAR PHARMACEUTICALS, INC.

BioStar Pharmaceuticals, Inc., through its wholly-owned subsidiary in China, develops, manufactures and markets pharmaceutical and medical nutrient products for a variety of diseases and conditions.  The Company’s most popular product is its Xin Ao Xing Oleanolic Acid Capsule, an over-the-counter (“OTC”) medicine for Chronic hepatitis B, a disease affecting approximately 10% of the Chinese population. In addition to its hepatitis product, BioStar manufactures two broad-based OTC products, two prescription-based pharmaceuticals and ten nutrients. The Company has adopted international standards and is in the process of applying for three patents.

Safe Harbor

Certain statements in this release concerning our future growth prospects are forward-looking statements, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding the success of our investments, risks and uncertainties regarding fluctuations in earnings, our ability to sustain our previous levels of profitability including on account of our ability to manage growth, intense competition, wage increases in China, our ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, our ability to successfully complete and integrate potential acquisitions, withdrawal of governmental fiscal incentives, political instability and regional conflicts and legal restrictions on raising capital or acquiring companies outside China. Additional risks that could affect our future operating results are more fully described in our United States Securities and Exchange Commission filings including our S-1 dated June 27, 2008, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008,  our 10-K for the year ended December 31, 2008, and other recent filings. These filings are available at www.sec.gov. We may, from time to time, make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. We do not undertake to update any forward-looking statements that may be made from time to time by or on our behalf.

For More Information on Biostar Pharmaceuticals

visit the websites at:
www.biostarpharmaceuticals.com
www.aoxing-group.com
www.zggbyy.com

email requests to:
 info@biostarpharmaceuticals.com
office@aoxing-group.com
call: 866-374-1957  (US)
866-029-33686638(China)